Exhibit 99.1

News From

Royal Caribbean Cruises Ltd.

Corporate Communications Office_____________________________________________________

1050 Caribbean Way, Miami, Florida 33132-2096

Contact:	Ian Bailey

(305) 982-2625

For Immediate Release

ROYAL CARIBBEAN REPORTS FINANCIAL IMPACT OF H1N1 VIRUS

MIAMI – June 9, 2009 – Royal Caribbean Cruises Ltd. (NYSE, OSE: RCL) today announced an estimated financial impact of approximately $(0.22) per share, directly attributable to the impact from the H1N1 virus. For Royal Caribbean International, this is the result of vessels that deviated their itineraries away from Mexican ports and ensuing pricing pressures in the Mexican market. Pullmantur had a unique situation which impacted its operations. The H1N1 outbreak occurred just prior to the launch of Pullmantur’s Pacific Dream, a new product targeting Mexican nationals. The launch was cancelled and the ship remained idle. Additionally, the outbreak caused a significant reduction in Pullmantur’s tour capacity in Mexico. There was essentially no impact on Celebrity’s operations.

“The flu outbreak had a short, but highly disruptive impact to our operations,” said Richard D. Fain, chairman and chief executive officer. “Fortunately, our vessels are quickly returning to their original itineraries, but the impact from the publicity surrounding the H1N1 virus on our Mexican business is frustrating.”

Royal Caribbean Cruises Ltd. is a global cruise vacation company that operates Royal Caribbean International, Celebrity Cruises, Pullmantur, Azamara Cruises and CDF Croisières de France. The company has a combined total of 37 ships in service and six under construction. It also offers unique land-tour vacations in Alaska, Asia, Australia, Canada, Europe, Latin America and New Zealand. Additional information can be found on www.royalcaribbean.com, www.celebrity.com, www.pullmantur.es, www.azamaracruises.com or www.rclinvestor.com.

1 of 2

Certain statements in this news release are forward-looking statements. Words such as “anticipate”, “believe”, “could”, “estimate”, “expect”, “goal”, “intend”, “may”, “plan”, “project”, “seek”, “should”, “will”, and similar expressions are intended to help identify these forward-looking statements. Forward-looking statements do not guarantee future performance and may involve risks, uncertainties and other factors, which could cause our actual results, performance or achievements to differ materially from the future results, performance or achievements expressed or implied in those forward-looking statements. Examples of these risks, uncertainties and other factors include, but are not limited to the following: the adverse impact of the continuing worldwide economic downturn on the demand for cruises, the impact of the economic downturn on the availability of our credit facility and our ability to generate cash flows from operations or obtain new borrowings from the credit or capital markets in amounts sufficient to satisfy our capital expenditures, debt payment requirements and other financing needs, the impact of disruptions in the global financial markets on the ability of our counterparties and others to perform their obligations to us, the uncertainties of conducting business internationally and expanding into new markets, the volatility in fuel prices an foreign exchange rates, the impact of changes in operating and financing costs, including changes in foreign currency, interest rates, fuel, food, payroll, airfare for our shipboard personnel, insurance and security costs, impact of problems encountered at shipyards and their subcontractors including insolvency or financial difficulties, vacation industry competition and changes in industry capacity and overcapacity, the impact of tax and environmental laws and regulations affecting our business or our principal shareholders, the impact of changes in other laws and regulations affecting our business, the impact of pending or threatened litigation, enforcement actions, fines or penalties, the impact of delayed or cancelled ship orders, the impact of emergency ship repairs, including the related lost revenue, the impact on prices of new ships due to shortages in available shipyard facilities, component parts and shipyard consolidations, negative incidents involving cruise ships including those involving the health and safety of passengers, reduced consumer demand for cruises as a result of any number of reasons, including geo-political and economic uncertainties and the unavailability or cost of air service, the international political climate, fears of terrorist and pirate attacks, armed conflict and the resulting concerns over safety and security aspects of traveling, the impact of the spread of contagious diseases, the impact of changes or disruptions to external distribution channels for our guest bookings, the loss of key personnel or our inability to retain or recruit qualified personnel, changes in our stock price or principal shareholders, uncertainties of a foreign legal system as we are not incorporated in the United States, the unavailability of ports of call, weather, and other factors described in further detail in Royal Caribbean Cruises Ltd.’s filings with the Securities and Exchange Commission. The above examples are not exhaustive and new risks emerge from time to time. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. In addition, certain financial measures in this news release constitute non-GAAP financial measures as defined by Regulation G. A reconciliation of these items can be found on our investor relations website at www.rclinvestor.com.

2 of 2